Filed Pursuant to Rule 424(b)(5)

Registration No. 333-233316

Prospectus Supplement

to Prospectus dated August 16, 2019

CYREN LTD.

12,000,000 Ordinary Shares

We are offering 12,000,000 of our ordinary shares, par value ILS 0.15 per share (the “ordinary shares”), at an offering price of $1.15 per share, directly to certain investors, referred to as “the investors.”

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CYRN.” The last reported sale price of our ordinary shares on the Nasdaq Capital Market on February 10, 2021 was $1.40 per share.

Investing in our ordinary shares involves a high degree of risk. See the risks described in the “Risk Factors” section on page S-6 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

As of February 11, 2021, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $43,074,498, based on 62,737,747 shares of outstanding ordinary shares as of that date, of which 28,716,332 shares were held by non-affiliates, and a per share price of $1.50, which was the last reported sale price of our ordinary shares on Nasdaq December 18, 2020. During the prior twelve calendar month period that ends on the date of this prospectus supplement, we did not offer securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million.

We have retained H.C. Wainwright & Co., LLC. (“Wainwright” or the “placement agent”) to act as our exclusive placement agent. The placement agent has agreed to use its “reasonable best efforts” to arrange for the sale of the ordinary shares offered by this prospectus supplement. The placement agent has no obligation to buy any of the ordinary shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the ordinary shares. There is no required minimum number of ordinary shares that must be sold as a condition to completion of this offering. We have agreed to pay the placement agent fees set forth in the table below, which assumes that we sell all of the ordinary shares we are offering.

	Per Ordinary Share	TOTAL
Offering Price	$1.15	$13,800,000
Placement Agent Fees(1)	$0.0805	$966,000
Proceeds to us, before expenses(2)	$1.0695	$12,834,000

(1)	We have agreed to pay the placement agent a cash fee equal to 7% of the aggregate gross proceeds. We have also agreed to (i) pay the placement agent a management fee equal to 1% of the aggregate gross proceeds, (ii) reimburse the placement agent for certain of its expenses, and (iii) issue to the placement agent the placement agent warrants, as described under the “Plan of Distribution” on page S-9 of this prospectus supplement.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the placement agent warrants.

We anticipate that delivery of the ordinary shares will be made on or about February 16, 2021, subject to the satisfaction of certain closing conditions.

H.C. Wainwright & Co.

Prospectus Supplement dated February 11, 2021.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the “Company,” “Cyren,” “we,” “us,” and “our” in this prospectus supplement refer, collectively, to Cyren Ltd., a company organized under the laws of the State of Israel formerly known as Commtouch Software Ltd., and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing the Commission’s “shelf” registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the accompanying prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term “this prospectus,” we are referring collectively to this prospectus supplement, the accompanying prospectus, and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act of 1933, as amended (the “Securities Act”).

This prospectus supplement and the documents incorporated by reference herein may add, update, or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus. You should read carefully this prospectus supplement, the accompanying prospectus, and the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We are not offering or selling the ordinary shares offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule, or regulation.

We have trademarks for our company name “Cyren,” and we are also maintaining our registered trademark for “Commtouch,” which is registered in the U.S., Canada, Israel, European Union, and China.  This prospectus supplement and the accompanying prospectus contains additional trade names, trademarks, and service marks of others, which are the property of their respective owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are identified under “Incorporation by Reference” in this prospectus supplement and under “Incorporation by Reference” in the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and in other documents incorporated herein by reference.

Our Company

Purpose built for the cloud, we are an early pioneer and leading innovator of Software-as-a-Service (SaaS) security solutions that protect businesses, their employees, and customers against threats from email and the web.

Cyren’s cloud-based approach to security sets us apart from other vendors in the market. Our security solutions are architected around the fundamental belief that cyber security is a race against time – and the cloud best enables the speed, sophistication and advanced automation needed to detect and block threats as they emerge on the internet. As more and more businesses move their data and applications to the cloud, they need a security provider that is able to keep pace.

Cyren’s security cloud delivers faster detection and protection, with SaaS security solutions that inspect web and email traffic before it reaches a user’s browser or inbox – often identifying and blocking threats in just seconds. Our SaaS solutions are easy to deploy and manage, delivering critical security and faster innovation, for a low total cost of ownership.

Cyren’s cloud security products and services fall into three categories:

●	Cyren Threat Detection Services – these services detect a variety of threats in email and from the web, and are embedded into products from the world’s leading technology and security vendors. Cyren Threat Detection Services include our Email Security Detection Engine, Malware Detection Engine, Web Security Engine, and Threat Analysis Service.

●	Cyren Threat Intelligence Data Products – Cyren’s threat intelligence feeds provide valuable threat intelligence data that can be used by enterprise or OEM customers to support threat detection, threat hunting and incident response. Cyren’s threat intelligence feed offerings include IP Reputation Intelligence, Phishing Intelligence, Malware Intelligence and Zombie Intelligence using the Threat InDepth brand.

●	Cyren Enterprise Email Security Products – these include cloud-based solutions designed for enterprise customers and are sold either directly or through channel partners. Cyren enterprise email security products include Cyren Email Security, a cloud-based secure email gateway and Cyren Inbox Security, an anti-phishing product for Microsoft 365 (formerly Office 365).

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 405 under the Securities Act and Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of some of the scaled disclosure provisions available to smaller reporting companies in, among other public filings, the periodic and current reports we file with the SEC under the Exchange Act. This means that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on, exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

We were incorporated as a private company under the laws of the State of Israel on February 10, 1991 and our legal form is a company limited by shares. We became a public company on July 15, 1999 under the name Commtouch Software Ltd. In January 2014, we changed our legal name to Cyren Ltd. Our website is https://www.cyren.com. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings under the Exchange Act are available on our website and are also available electronically from the website maintained by the SEC at www.sec.gov.

Our principal executive offices are located at 10 Ha-Menofim St., 5th Floor, Herzliya, Israel 4672561, where our telephone number is +972–9–863–6888.

THE OFFERING

Ordinary shares offered by us	12,000,000 ordinary shares.
Offering price	$1.15 per ordinary share.
Ordinary shares to be outstanding immediately after this offering	74,737,747 ordinary shares (excluding shares issuable upon the exercise of the placement agent warrants, if any).
Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information.
Nasdaq Capital Market symbol	“CYRN”
Risk factors	Investing in our securities involves risks. You should read carefully the “Risk Factors” section of this prospectus supplement beginning on page S-6 the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our securities.

The number of our ordinary shares outstanding is based on 60,919,503 shares outstanding as of September 30, 2020, which excludes:

●	6,450,493 ordinary shares issuable upon the exercise of stock options outstanding as of September 30, 2020, at a weighted average exercise price of $2.08 per share;

●	2,193,500 ordinary shares subject to restricted stock unit awards outstanding as of September 30, 2020;

●	9,515,862 ordinary shares available for future issuance under our equity incentive plans as of September 30, 2020;

●	1,670,128 ordinary shares issuable upon exercise of warrants at an exercise price of $3.08 per share outstanding as of September 30, 2020;

●	16,069,634 ordinary shares issuable upon conversion of the principal amount of the convertible notes and convertible debentures outstanding as of September 30, 2020; and

●	720,000 ordinary shares issuable upon exercise of the placement agent warrants at an exercise price of $1.4375 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options described above and no vesting of the restricted stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in these documents include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and the beliefs and assumptions of our management. In addition, statements in the future tense, and statements including words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” and similar expressions are intended to identify forward-looking statements. Specifically, this prospectus supplement, the accompanying prospectus, and the information incorporated by reference in these documents contain forward-looking statements regarding:

●	our expectations regarding declines in revenue as a result of certain contract non-renewals;

●	our expectations that our utilization of our cloud infrastructure will increase and provide an opportunity for improved gross margins;

●	our expectations regarding our integrated offering and our partnership with Microsoft;

●	our expectations regarding our future profitability and quarterly revenue growth;

●	our expectations that R&D expenses, may decreases as we release new products during 2020 and that G&A expenses will continue to grow in absolute dollars as we continue our operational growth;

●	our beliefs regarding the importance of R&D;

●	our expectation to lower the rate of R&D investment as a percentage of revenue in the future and to drive more revenue from existing solutions rather than by adding new solutions;

●	our expectations regarding reducing the historical rate of headcount growth and its resulting impact on our gross and operating margins over time;

●	our expectations regarding our business strategies;

●	our expectations regarding the growth of our enterprise business and its expected impact on our business, including its contribution to our cash flow and return on investment;

●	our expectations regarding our capital expenditures for 2020;

●	our belief regarding the adequacy of our existing capital resources and other future measures to satisfy our expected liquidity requirements;

●	our expectations regarding trends in the market for internet security and technology industry; and

●	our expectations regarding existing and new threats, key challenges and opportunities in our industry and their impact on our business, including the impact of innovations in the technology industry.

These forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause our actual results, performance, levels of activity, achievements or industry results, to be materially different from those expressed or implied by such forward-looking statements as a result of numerous factors, including the following:

●	our ability to continue as a going concern;

●	our ability to obtain financing, if and when needed, upon terms favorable to us;

●	our ability to execute our business strategies, including our sales and business development plan;

●	our ability to timely and successfully enhance and improve our existing solutions and introduce our new solutions;

●	the commercial success of such enhancements and new solutions;

●	lack of demand for our solutions, including as a result of actual or perceived decreases in levels of advanced cyber attacks;

●	our ability to manage our cost structure, avoid unanticipated liabilities and achieve profitability;

●	our ability to grow our revenues, including the ability of existing solutions to drive sufficient revenue;

●	our ability to attract new customers and increase revenue from existing customers;

●	market acceptance of our existing and new product offerings;

●	the success of our partnership with Microsoft, including our ability to successfully integrate our web security technology into its platform;

●	our ability to adapt to changing technological requirements and shifting preferences of our customers and their users;

●	the impact of the COVID-19 outbreak and related economic recovery;

●	our continued listing on Nasdaq;

●	our ability to successfully shift the focus of our product development and sales efforts to new products, while de-emphasizing our CWS offerings;

●	loss of any of our large customers;

●	the failure of one or more of our large customers to renew material contracts;

●	adverse conditions in the national and global financial markets;

●	the impact of currency fluctuations;

●	political and other conditions in Israel that may limit our some of our Israel-based R&D activities;

●	increased competition or our ability to anticipate or effectively react to competitive challenges;

●	the ability of our brand development strategies to enhance our brand recognition;

●	our ability to retain key personnel;

●	performance of our OEM partners, service providers and resellers;

●	our ability to successfully estimate the impact of regulatory and litigation matters;

●	our ability to comply with applicable laws and regulations and the impact of changes in applicable laws and regulations, including tax legislation or policies;

●	economic, regulatory and political risks associated with our international operations;

●	the impact of cyber attacks or a security breach of our systems;

●	our ability to protect our brand name and intellectual property rights;

●	the impact of our controlling shareholder’s decisions, which may differ with respect to our strategic direction;

●	our ability to successfully estimate the impact of certain accounting and tax matters, including the effect on our company of adopting certain accounting pronouncements; and

●	those risks detailed in the section of this prospectus supplement entitled “Risk Factors,” and those risks described in the documents we file from time to time with the SEC that are incorporated by reference in this prospectus, specifically our most recent Annual Report on Form 10-K, Form 10-Q and our Current Reports on Form 8-K.

Except as required by applicable law, including the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances, or otherwise after the date hereof.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please carefully consider the following factors as well as the other information contained and incorporated by reference in this prospectus, including the risk factors set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.

Risks Related to this Offering and our Ordinary Shares

We will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described in “Use of Proceeds.” Our shareholders may not agree with the manner in which we choose to allocate and spend the net proceeds. Moreover, we may use the net proceeds for corporate purposes that may not increase our market value.

You will experience immediate and substantial dilution.

The offering price for the ordinary shares offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our ordinary shares. Purchasers of ordinary shares in this offering will experience immediate and substantial dilution on a book value basis. Following this offering, there will be an immediate increase in net tangible book value of approximately $0.21 per share to our existing shareholders, and an immediate dilution of $1.14 per share to investors purchasing shares in this offering, based on an offering price of $1.15 per ordinary share, and after deducting the placement agent fees and other estimated offering expenses, payable by us. If the holders of outstanding options or other securities convertible into our ordinary shares exercise those options or other such securities at prices below the offering price, you will incur further dilution. Please see the section in the prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

Sales of a substantial number of our ordinary shares, or the perception that such sales might occur, could adversely affect the trading price of our ordinary shares.

As of September 30, 2020, we had 60,919,503 ordinary shares outstanding, excluding ordinary shares issuable upon exercise of outstanding options and shares that are issuable under our existing equity compensation plans. Sales of ordinary shares underlying stock options, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our ordinary shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities and could result in a decline in the value of your investment in our ordinary shares.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering of ordinary shares will be approximately $12.5 million, after deducting the placement agent fees and other estimated expenses relating to the offering. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. Accordingly, our management will retain broad discretion over the allocation of the net proceeds from this offering.

DILUTION

Purchasers of our ordinary shares being offered by this prospectus supplement will experience an immediate dilution of the net tangible book value per ordinary share. Our net tangible book value as of September 30, 2020 was approximately ($13,364,000), or ($0.22) per ordinary share (based upon 60,919,503 of our ordinary shares outstanding as of such date). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of our ordinary shares outstanding. Dilution per share equals the difference between the amount per share paid by purchasers of ordinary shares in this offering and the net tangible book value per ordinary share immediately after the offering.

Based on an offering of 12,000,000 ordinary shares at an offering price of $1.15 per share and after deducting the placement agent fees and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2020 would have been approximately ($864,000) or ($0.01) per share. This represents an immediate increase in pro forma net tangible book value to existing shareholders of $0.21 per ordinary share and an immediate dilution to purchasers in this offering of $1.14 per ordinary share.

The following table illustrates this per share dilution:

Offering price per share	$1.15
Net tangible book value per ordinary share as of September 30, 2020	$(0.22)
Increase in net tangible book value per ordinary share attributable to new investors	$0.21
Pro forma net tangible book value per share as of September 30, 2020, after giving effect to the offering	$(0.01)
Dilution per share to purchasers	$1.14

The above discussion and tables do not include the following:

●	6,450,493 ordinary shares issuable upon the exercise of stock options outstanding as of September 30, 2020, at a weighted average exercise price of $2.08 per share;

●	2,193,500 ordinary shares subject to restricted stock unit awards outstanding as of September 30, 2020; 9,515,862 ordinary shares available for future issuance under our equity incentive plans as of September 30, 2020;

●	1,670,128 ordinary shares issuable upon exercise of warrants at an exercise price of $3.08 outstanding as of September 30, 2020;

●	16,069,634 ordinary shares issuable upon conversion of the principal amount of the convertible notes and convertible debentures outstanding as of September 30, 2020; and

●	720,000 ordinary shares issuable upon exercise of the placement agent warrants at an exercise price of $1.4375 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options described above and no vesting of the restricted stock.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC, (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering of our ordinary shares pursuant to this prospectus supplement and accompanying prospectus. Under the terms of our engagement agreement with the placement agent, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of ordinary shares in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent, and the investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our ordinary shares, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

The placement agent proposes to arrange for the sale of the ordinary shares we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more investors through a securities purchase agreement directly between the investors and us. We will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about February 16, 2021, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 7% of the aggregate gross proceeds from the offering. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our ordinary shares offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Ordinary Share	TOTAL
Offering Price	$1.15	$13,800,000
Placement Agent Fees(1)	$0.0805	$966,000
Proceeds to us, before expenses(2)	$1.0695	$12,834,000

(1)	We have also agreed to pay the placement agent a management fee equal to 1% of the aggregate gross proceeds from this offering, $35,000 for non-accountable expenses, up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and $15,950 for clearing expenses. We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $75,000, which includes certain legal fees and expenses that we have agreed to reimburse the exclusive placement agent in connection with this offering.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the placement agent warrants.

In addition, we have agreed to issue to the placement agent warrants to purchase up to 720,000 ordinary shares, representing 6% of the aggregate number of ordinary shares sold in this offering. The placement agent warrants will have an exercise price equal to $1.4375, or 125% of the offering price, per ordinary share and will be exercisable commencing August 16, 2021, for five years from the effective date of this offering. Neither the placement agent’s warrants nor the shares of our common stock issuable upon exercise thereof are being registered hereby.

Right of First Refusal

We have granted the placement agent, subject to certain exceptions, for a period of 12 months from the closing date of this offering, subject to prior obligations to other financial advisors, certain right of first refusal to act as sole U.S. book-running manager for each and every future public or private equity offering by us or any of our successors or subsidiaries. We have also agreed to a tail fee equal to the cash and warrant compensation in this offering if any investor to which the placement agent introduced us with respect to this offering during the term of its engagement provides us with further capital in a public or private offering or capital raising transaction, with certain exceptions, during the six-month period following termination of our engagement of the placement agent.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchaser of shares of our common stock in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

The placement agent and its respective affiliates have engaged in, and may in the future engage in, investment banking, and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent has received, or may in the future receive, customary fees and commissions for these transactions.

Trading Market

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CYRN.”

LEGAL MATTERS

The validity of the securities offered hereby and other legal matters concerning the offering relating to Israeli law will be passed upon for us by Yigal Arnon & Co.

EXPERTS

Our consolidated financial statements (including schedules appearing therein) appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Kost Forer Gabbay & Kasierer (a member of EY Global), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also access our SEC filings at our website www.cyren.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the Registration Statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the accompanying prospectus and the Registration Statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the Registration Statement, accompanying prospectus or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated into this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

●	Quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020;

●	Quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2020;

●	Quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2020;

●	Current Reports on Form 8-K filed on March 17, 2020 (only with respect to Items 1.01 and 3.02 included therein), March 19, 2020, April 30, 2020, June 1, 2020, August 3, 2020, January 12, 2021, and January 27, 2021; and

●	The description of our ordinary shares contained in our Form 8-A filed on June 25, 1999, including any reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including those made after the date of the initial filing of the Registration Statement of which the accompanying prospectus and this prospectus supplement are a part and prior to effectiveness of such Registration Statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement, which will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

1430 Spring Hill Road, Suite 330
McLean, Virginia 22102
Attn: Investor Relations
Telephone Number (703) 760-3320

PROSPECTUS

Cyren Ltd.

$50,000,000

Debt Securities
Ordinary Shares
Warrants
Subscription Rights

We may offer and sell from time to time, in one or more offerings, debt securities, ordinary shares, warrants or subscription rights up to an aggregate amount of $50,000,000. We refer to the debt securities, ordinary shares, warrants and subscription rights collectively as “securities” in this prospectus. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol CYRN. As of July 31, 2019, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $47.2 million, based on 54,511,307 ordinary shares outstanding, of which 26,352,050 were held by non-affiliates and a per share closing price of $1.79. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to the Registration Statement of which this prospectus forms a part at a value of more than one-third of the aggregate market value of our ordinary shares held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of our ordinary shares held by non-affiliates is less than $75,000,000. In the event that subsequent to the effective date of the Registration Statement of which this prospectus forms a part, the aggregate market value of our outstanding ordinary shares held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this Registration Statement. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus. We will state on the cover of each prospectus supplement the amount of our outstanding ordinary shares held by non-affiliates, the amount of securities being offered and the amount of securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” on page 3 of this prospectus. Also see “Risk Factors” in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 16, 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference”.

You should rely only on the information contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us” and “Cyren” refer, collectively, to Cyren Ltd., an Israeli registered public company formerly known as Commtouch Software Ltd., and its consolidated subsidiaries.

We have trademarks for our company name “Cyren” and we are also maintaining our registered trademark for “Commtouch”, which is registered in the U.S., Canada, Israel, European Union and China. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners.

THE COMPANY

Purpose built for the cloud, we are an early pioneer and leading innovator of SaaS security solutions that protect businesses, their employees and customers from threats on the web, in email and on mobile devices. Our mission is to protect people and organizations from cyber threats when they use the internet.

Our cloud-first approach to security sets us apart from other vendors in the market. We are an internet security company that is delivering security results that are disrupting legacy vendors and appliance-based solutions. Our security solutions are architected around the fundamental belief that internet security is a race against time – and the cloud best enables the speed, sophistication and advanced automation needed to detect and block threats as they emerge on the internet.

Our security cloud delivers faster detection and protection, with SaaS security solutions that inspect web and email traffic before it reaches a user’s browser or inbox– often identifying and blocking threats in just seconds. Our SaaS solutions are easy to deploy and manage, delivering critical security and faster innovation, for a low total cost of ownership.

Our cloud security services are sold into two markets:

●	Cyren Cloud Security (CCS) – this SaaS security platform is designed for enterprise customers, and is sold either directly or through channel partners. Cyren Cloud Security (CCS) services currently include Email Security (CES), Web Security (CWS), DNS Security, and Cloud Sandboxing. Each of these service offerings may be purchased separately, or as part of a bundled suite. All products are sold on a per-user SaaS subscription model, providing customers with a quick-to-deploy, easy-to-manage solution and a low total cost of ownership. We market and sell our solutions worldwide both directly through our sales teams and indirectly through our Partner Program where our sales organization actively assists our network of distributors and resellers.

During the first half of 2019, we decided to focus our product development and sales efforts on products that are derived from our Cloud Email Security solutions, and as such, will be de-emphasizing standalone and bundled Web Security (CWS) offerings. We will continue to support existing CWS customers through the end of 2020 but will not be pursuing new sales of these services in 2019.

Since 2018, we have been developing an anti-phishing solution targeted at enterprise customers in a market segment that Gartner has defined as Cloud Email Security Supplements (CESS). Cyren’s CESS solution, which has been internally branded as Cyren Inbox Security (CIS), is expected to be generally available during the first half of 2020, and is not expected to have any revenue impact until 2020.

●	Cyren Threat Intelligence Services (TIS) – this platform offers cloud-based cyber threat detection APIs, and SDKs to many of the world’s leading technology and security vendors. Cyren Threat Intelligence Services include Email Security, Web Security, Endpoint Security, and Advanced Threat Protection. These solutions are sold directly to Original Equipment Manufacturers (“OEMs”), embedded security vendors, and service providers that integrate Cyren Threat Intelligence Services and cloud detection services into their infrastructure or security products to protect their customers and users.

We were incorporated as a private company under the laws of the State of Israel on February 10, 1991 and our legal form is a company limited by shares. We became a public company on July 15, 1999 under the name Commtouch Software Ltd. In January 2014, we changed our legal name to Cyren Ltd.

Our principal executive offices are located at 10 Ha-Menofim St., 5th Floor, Herzliya, 4672561, Israel and our telephone number is 972–9–863–6888.

RISK FACTORS

Investing in our securities is very risky. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 28, 2019 (the “2018 10-K”), which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

You may also access our SEC filings at our website http://www.cyren.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the Registration Statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the Registration Statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-26495):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

●	Quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2019;

●	Quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2019;

●	Current Reports on Form 8-K filed on February 20, 2019 (only with respect to Item 5.02 included therein), April 26, 2019 (only with respect to Item 5.02 included therein), May 23, 2019 (only with respect to Items 5.02 and 8.01 included therein) and August 2, 2019; and

●	The description of our ordinary shares contained in our Form 8-A filed on June 25, 1999, including any reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c),

14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the Registration Statement of which this prospectus is a part and prior to effectiveness of such Registration Statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

1430 Spring Hill Road, Suite 330
McLean, Virginia 22102
Attn: Investor Relations
Telephone Number (703) 760-3320

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management. In addition, statements in the future tense, and statements including words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” and similar expressions are intended to identify forward-looking statements. Specifically, this this prospectus and the information incorporated by reference in this prospectus contain forward-looking statements regarding:

●	our intention to release two new enterprise-focused product offerings on the CCS platform in 2019 and the anticipated solutions such offerings will provide to our customers;

●	our expectations regarding our integrated offering and our partnership with Microsoft;

●	our expectations regarding the timing of availability of our CIS solution to the market and the timing of its revenue impact;

●	our expectations regarding our future profitability and revenue growth;

●	our expectations regarding increases in cost of revenue and operating expenses, including as a result of our anticipated investments in R&D;

●	our beliefs regarding the importance of R&D;

●	our expectation to lower the rate of R&D investment as a percentage of revenue in the future and to drive more revenue from existing solutions rather than by adding new solutions;

●	our expectations regarding reducing the historical rate of headcount growth and its resulting impact on our gross and operating margins over time;

●	our expectations regarding our business strategies, including our contingency plan;

●	our expectations regarding growth of our enterprise business and its expected impact on our business and operating results, including its contribution to our cash flow and return on investment;

●	our expectations regarding our capital expenditures for 2019;

●	our belief regarding the adequacy of our existing capital resources and other future measures to satisfy our expected liquidity requirements;

●	our beliefs regarding our competitive position in the market in which we operate;

●	our expectations regarding the regulatory environment of data privacy in the EU;

●	our anticipated significant investments in R&D and promotion of our brand;

●	our expectations regarding trends in the market for internet security and technology industry;

●	our expectations regarding existing and new threats, key challenges and opportunities in our industry and their impact on our business, including the impact of innovations in the technology industry;

●	our expectations regarding the increase in utilization of our cloud infrastructure and the resulting impact on our gross margins;

●	our expectations regarding continued and future customers that will contribute to our revenue, and the solutions we provide to such customers;

●	our beliefs regarding factors that make our vision compelling to the IT security market;

●	our expectations regarding the locations where we conduct our business;

●	our belief regarding passive foreign investment company status;

●	our expectations regarding the significant costs associated with loss of our foreign private issuer status;

●	our expectations regarding the impact of litigation;

●	our beliefs regarding our net operating loss carry-forwards; and

●	our expectations and estimates regarding certain tax and accounting matters, including the impact on our financial statements.

These forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause our actual results, performance, levels of activity, achievements or industry results, to be materially different from those expressed or implied by such forward-looking statements as a result of numerous factors, including the following:

●	our ability to execute our business strategies, including our sales and business development plan;

●	our ability to timely and successfully enhance and improve our existing solutions and introduce our new solutions;

●	the commercial success of such enhancements and new solutions;

●	lack of demand for our solutions, including as a result of actual or perceived decreases in levels of advanced cyber attacks;

●	our ability to manage our cost structure, avoid unanticipated liabilities and achieve profitability;

●	our ability to grow our revenues, including the ability of existing solutions to drive sufficient revenue;

●	our ability to attract new customers and increase revenue from existing customers;

●	market acceptance of our existing and new product offerings;

●	the success of our partnership with Microsoft, including our ability to successfully integrate our web security technology into its platform;

●	our ability to adapt to changing technological requirements and shifting preferences of our customers and their users;

●	our ability to successfully shift the focus of our product development and sales efforts to our CES solutions, while de-emphasizing our CWS offerings;

●	loss of any of our large customers;

●	adverse conditions in the national and global financial markets;

●	the impact of currency fluctuations;

●	political and other conditions in Israel that may limit our R&D activities;

●	increased competition or our ability to anticipate or effectively react to competitive challenges;

●	the ability of our brand development strategies to enhance our brand recognition;

●	our ability to retain key personnel;

●	performance of our OEM partners, service providers and resellers;

●	our ability to successfully implement our contingency plan, if needed, and its ability to allow us to continue our operations and meet our cash obligations;

●	our ability to successfully estimate the impact of regulatory and litigation matters;

●	our ability to comply with applicable laws and regulations and the impact of changes in applicable laws and regulations, including tax legislation or policies;

●	economic, regulatory and political risks associated with our international operations;

●	the impact of cyber attacks or a security breach of our systems;

●	our ability to protect our brand name and intellectual property rights;

●	the impact of our controlling shareholder’s decisions, which may differ with respect to our strategic direction;

●	our ability to successfully estimate the impact of certain accounting and tax matters, including the effect on our company of adopting certain accounting pronouncements; and

●	those risks detailed in the section of any accompanying prospectus supplement entitled “Risk Factors,” and those risks described in the documents we file from time to time with the SEC that are incorporated by reference in this prospectus, specifically our most recent Annual Report on Form 10-K, Form 10-Q and our Current Reports on Form 8-K.

Except as required by applicable law, including the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances, or otherwise after the date hereof.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of the State of Israel, and many of our directors and executive officers, as well as the Israeli experts named herein are not residents of the United States, and substantially all of their assets and our assets are located outside the United States. Service of process upon our non-U.S. resident directors and executive officers or the Israeli experts named herein and enforcement of judgments obtained in the United States against us, our directors and executive officers, or the Israeli experts named herein, may be difficult to obtain within the United States. For further information regarding enforceability of civil liabilities against us and certain other persons, see the risk factor “You may have difficulties enforcing a U.S. judgment against us and our executive officers and directors or asserting U.S. securities laws claims in Israel” under the heading “Risk Factors” in our 2018 10-K, which is incorporated by reference herein.

Cyren Inc. is the U.S. agent authorized to receive service of process in any action against us arising out of this offering or any related purchase or sale of securities. We have not given consent for this agent to accept service of process in connection with any other claim.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we file with the SEC. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Cyren Ltd. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the Registration Statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections of or defined terms in the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the Registration Statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

●	the title and type of the debt securities;

●	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

●	the aggregate principal amount of the debt securities;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

●	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

●	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

●	the right, if any, to extend the interest payment periods and the duration of that extension;

●	the manner of paying principal and interest and the place or places where principal and interest will be payable;

●	provisions for a sinking fund, purchase fund or other analogous fund, if any;

●	any redemption dates, prices, obligations and restrictions on the debt securities;

●	the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

●	any conversion or exchange features of the debt securities;

●	whether and upon what terms the debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

●	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

●	any special tax implications of the debt securities; and

●	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue additional debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such additional debt securities or (2) the first payment of interest following the issue date of such additional debt securities). Such additional debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

●	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

●	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

●	failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

●	default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

●	certain events of bankruptcy or insolvency, whether or not voluntary; and

●	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities.

However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

●	the holder gives the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

●	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

●	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

●	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

●	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

●	all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

●	We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

●	There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

●	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

●	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

●	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

●	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

●	to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

●	to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

●	to provide for or add guarantors with respect to the senior debt securities of any series;

●	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

●	to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

●	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

●	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

●	extends the final maturity of any senior debt securities of such series;

●	reduces the principal amount of any senior debt securities of such series;

●	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

●	reduces the amount payable upon the redemption of any senior debt securities of such series;

●	changes the currency of payment of principal of or interest on any senior debt securities of such series;

●	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

●	waives an uncured default in the payment of principal of or interest on the senior debt securities (except in the case of a rescission of acceleration as described above);

●	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

●	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

●	reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

●	all of the indebtedness of that person for money borrowed;

●	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

●	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

●	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

●	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is intended as a summary only and therefore is not a complete description of our share capital. This description is based upon, and is qualified by reference to, our Memorandum of Association, our Amended and Restated Articles of Association and applicable provisions of the Israeli Companies Law, 1999 and the regulations promulgated thereunder as in effect from time to time (the “Companies Law”). You should read our Memorandum of Association and Amended and Restated Articles of Association for the provisions that are important to you.

We are registered under the Companies Law as a public company with registration number 52-004418-1. The objective stated in our Memorandum of Association is to engage in any lawful activity.

As of July 31, 2019, our authorized share capital consisted of 110,000,000 ordinary shares, NIS 0.15 par value. As of July 31, 2019, there are 54,511,307 ordinary shares issued and outstanding and zero ordinary shares were dormant.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol CYRN.

Description of Ordinary Shares

All issued and outstanding ordinary shares of Cyren Ltd. are duly authorized and validly issued, fully paid and non-assessable.

The ordinary shares do not have preemptive rights. The ordinary shares may generally be freely transferred under our Amended and Restated Articles of Association, unless the transfer is restricted or prohibited by applicable law or the rules of the stock exchange on which the shares are traded. Our Memorandum of Association, Amended and Restated Articles of Association and the laws of the State of Israel do not restrict in any way the ownership or voting of ordinary shares by non-residents of Israel, except, under certain circumstances, with respect to ownership by subjects of countries which are, or have been, in a state of war with Israel.

Dividend and Liquidation Rights

The ordinary shares are entitled to their full proportion of any cash or share dividend duly declared. Cash or share dividend shall be considered as duly declared if it meets the “Profit Criteria” and the “Solvency Criteria”. According to the “Profit Test” a company may distribute cash or share divided out of its “profits” as defined in the Companies Law. According to the “Solvency Test” a company may distribute cash or share divided on condition that there is no reasonable concern that the distribution will prevent the company from meeting its existing and foreseeable obligations when they become due. Distribution of cash or share divided which meets only the “Solvency Test” is subject to Court approval. For the purposes of the “Profit Test”, “profits” are defined as the higher of the balance of surplus or the surplus which was accumulated during the past two years, on the basis of the latest adjusted financial reports, audited or reviewed, prepared by the Company, following deduction of previous distributions if not already reduced from the surplus, provided that not more than six months have lapsed between the date in respect of which the financial reports were prepared and the date of distribution. “Adjusted financial reports” are defined as the financial reports adjusted to the CPI, or subsequent or replacement financial reports, all in accordance with accepted accounting principles. “Surplus” is defined as the amounts included in the Company’s equity originating from the net profit of the Company, as determined in accordance with accepted accounting principles, and other amounts included in the equity under accepted accounting principles which are not share capital or premiums, which are deemed to be profits.

Subjects to the rights of the holders of shares with preferential or other special rights that may be authorized, the holders of ordinary shares are entitled to receive dividends in proportion to the sums paid up or credited as paid up on account of the nominal value of their respective holdings of the shares in respect of which the dividend is being paid (without taking into account the premium paid up on the shares) out of assets legally available therefor and, in the event of our winding up, to share ratably in all assets remaining after payment of liabilities in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made, subject to applicable law. Declaration of a dividend which meets the “Profit Test” and “Solvency Test” requires approval by the Board of Directors, and if such dividend meets only the “Solvency Test”, is also subject to Court approval.

Under current Israeli regulations, any dividends or other distributions paid in respect of ordinary shares purchased by non-residents of Israel with certain non-Israeli currencies (including U.S. dollars) will be freely repatriated in such non-Israeli currencies at the rate of exchange prevailing at the time of conversion, provided that Israel income tax has been paid on or withheld from such payments.

Modification of Class Rights

If at any time the share capital is divided into different classes of shares, then, unless the conditions of allotment of such class provide otherwise, the rights, additional rights, advantages, restrictions and conditions attached or not attached to any class, at any given time, may be modified, enhanced, added or abrogated by resolution at a meeting of the holders of the shares of such class.

Voting, Shareholder Meetings and Resolutions

Holders of ordinary shares have one vote for each share held on all matters submitted to a vote of shareholders.

An annual general meeting must be held once every calendar year at such time (not more than 15 months after the last preceding annual general meeting) and at such place, either within or outside the State of Israel, as may be determined by the Board of Directors. The quorum required for a general meeting of shareholders consists of at least two shareholders present in person or by proxy and holding at least one-third of the voting rights of the issued share capital. A meeting adjourned for lack of a quorum may be adjourned to the same day in the next week at the same time and place, or to such time and place as the Board of Directors may determine in a notice to shareholders. At such reconvened meeting any two shareholders entitled to vote and present in person or by proxy will constitute a quorum. Rule 5620(c) to Nasdaq Listing Rules requires that an issuer listed on Nasdaq should have a quorum requirement that in no case be less than 33 1/3% of the outstanding shares of the company’s common voting stock. However, as mentioned above, our Amended and Restated Articles of Association, consistent with the Companies Law, provides for a lower quorum requirement at an adjourned meeting.

Generally, shareholder resolutions will be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting, in person or by proxy, and voting thereon. For certain matters as described under the Companies Law, there is a requirement that the majority include the affirmative vote of at least a majority of the votes cast by shareholders who are not controlling shareholders of the Company and do not have a personal interest in the matter to be voted upon (nor do their representatives be controlling shareholders or have a personal interest) or, alternatively, the total shareholdings of the votes cast against the proposal (other than by the Company’s controlling shareholders or interested parties in the matter to be voted upon) must not present more than two percent of the voting rights in the Company.

Anti-Takeover Provisions Under Israeli Law

Under the Companies Law, a merger is generally required to be approved by the board of directors of each of the merging companies after determination that the contemplated merger shall not adversely affect the ability of the surviving company to meet its obligations to its creditors as such become due and payable, and by the shareholders of each of the merging companies. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required. In addition, a merger can be completed only after, among other things, thirty days have passed from the shareholders’ approval of each of the merging companies, all approvals have been submitted to the Israeli Registrar of Companies and at least fifty days have passed from the time that a proposal for approval of the merger was filed with the Registrar.

The Companies Law provides that in general, an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would hold 25% or more of the voting rights in the company, unless there is already another 25% shareholder of the company. Similarly, the Companies Law provides that in general, an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would hold more than 45% of the voting rights of the company, unless someone else already holds 45% of the voting power of the company.

Israeli tax law treats specified acquisitions, including a stock-for-stock swap between an Israeli company and a foreign company, less favorably than does U.S. tax law. For example, Israeli tax law may subject a shareholder who exchanges his ordinary shares for shares in a foreign corporation to taxation before it would become taxable in the United States, even though the investment has not become liquid, although in the case of shares of a foreign corporation that are traded on a stock exchange, the tax may be postponed subject to certain conditions.

Transfer of Shares and Notices

Fully paid ordinary shares that are issued and not subject to any legal restrictions on transference may be transferred freely. Each shareholder of record is entitled to receive at least 21 days’ prior notice (and for certain matters, 35 days’ prior notice) before the date of a shareholder meeting and at least five days’ prior notice before the record date for the meeting. For purposes of determining the shareholders entitled to notice of and to vote at such meeting, the Board of Directors may fix a record date, which shall be between 4 and 40 days prior to the date of any shareholder meeting.

Changes in Our Capital

Changes in our capital are subject to the applicable provisions of the Companies Law and to the approval of the shareholders, generally by a majority of the votes of shareholders present by person or by proxy and voting at the shareholders meeting.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares or debt securities. The applicable prospectus supplement will also describe the following terms of any warrants:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in definitive or global form or in any combination of these forms;

●	any applicable material Israeli and U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of any equity securities purchasable upon exercise of the warrants;

●	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

●	the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will also describe the following terms of any subscription rights:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

FORMS OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

●	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Yigal Arnon & Co., Israel and/or Greenberg Traurig, P.A., Fort Lauderdale, Florida.

EXPERTS

The consolidated financial statements of Cyren Ltd. appearing in the 2018 10-K (including schedules appearing therein), have been audited by Kost Forer Gabbay & Kasierer (a member of EY Global), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CYREN LTD.

12,000,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

February 11, 2021